EXHIBIT 16

September 3, 2003

Office of the Chief Accountant -
SECPS Letter File
Mail Stop 1103
Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549



This is to confirm that Sewell and Company, PA has read the Amended Form 8-K/A-1 dated September 2, 2003 filed by Dairene International (Commission File No. 000-49721) and agrees with the statements contained therein.


Very truly yours,


/s/ Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA


TES/dl

CC:      Mr. Edwin Golstein
         President
Dairene International
8260 NW 27 Street, Suite 408
Miami, Florida  33122



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